Exhibit 32.1

   CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                PURSUANT TO 18 U.S.C. SECTION 1350,
                 AS ADOPTED PURSUANT TO SECTION 906 OF THE
                        SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Epoch Holding Corporation (the "Company") on Form 10-K for the fiscal year ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William W. Priest, Chief Executive Officer of the Company, and Adam Borak, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.


Dated:  September 28, 2005      By:  /s/ William W. Priest
                                     _______________________
                                     William W. Priest
                                     Chief Executive Officer
                                     (Principal Executive Officer)

Dated:  September 28, 2005      By:  /s/ Adam Borak
                                     _______________________
                                     Adam Borak
                                     Chief Financial Officer
                                     (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.